Exhibit 10.1

TRANSFER AGREEMENT

This TRANSFER AGREEMENT (this “Agreement”) is entered into as of December 28, 2011 (the “Effective Date”), by and between KW Executive Loan Partners I LLC, as transferor (the “Transferor”) and K-W Properties, as transferee (the “Transferee”), with respect to the Transferor’s membership interest in KW Loan Partners I LLC (the “Company”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Company’s Amended and Restated Limited Liability Company Agreement, dated March 30, 2010 (the “Company Operating Agreement”).

RECITALS

WHEREAS, the Transferor currently holds a membership interest in the Company represented by a Percentage Interest in the Company equal to 5.328% of the Company’s aggregate Percentage Interests as of the Effective Date (together with the Capital Account and all of the rights, obligations and liabilities associated therewith, the “Transferred Interest”); and

WHEREAS, the Transferor desires to transfer and assign to the Transferee, and the Transferee desires to accept and assume from the Transferor, the Transferred Interest on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Transfer from the Transferor to the Transferee.

With the consent of the Manager pursuant to Section 7.1 of the Company Operating Agreement, the Transferor hereby assigns, delivers, transfers and sets over to the Transferee, and the Transferee hereby accepts and assumes from the Transferor, the Transferred Interest as of the Effective Date. In consideration for the Transferred Interest, the Transferee shall pay to the Transferor the same amount, and payable at the same times, as if the Transferor had retained its interest, provided, however, that such payment does not violate any terms of the Indenture, dated as of April 5. 2011, by and among Kennedy-Wilson, Inc., the Guarantors party thereto, and Wilmington Trust FSB, as trustee. The parties do not intend to, and this Agreement shall not, create a partnership.

Section 2. Representations and Warranties of the Transferor.

The Transferor represents and warrants to the Transferee as follows:

(a) The Transferred Interest is lawfully owned by the Transferor, free and clear of all liens, encumbrances and claims of others, and the transfer and assignment of the Transferred Interest to the Transferee will not result in the imposition or creation of any lien, encumbrance or claim of another upon any portion of the Transferred Interest.

(b) The Transferor has the requisite legal right, power and authority to transfer and assign the Transferred Interest.

[LOAN PARTNERS I – EXECUTIVE]

(c) There are no claims, lawsuits, administrative proceedings or investigations affecting the Transferor’s right, title or interest in, or its ability to transfer, the Transferred Interest.

Section 3. Tax Matters.

(a) The parties intend Transferor’s transfer of the Transferred Interests to Transferee pursuant to this Agreement to be treated, and will report such transfer, for U.S. federal income tax purposes as the sale of the Transferred Interests by the Transferor to the Transferee.

(b) Each party hereto acknowledges and agrees that it has not received and is not relying on tax advice from any other party hereto, and that it has and will continue to consult its own advisors with respect to all tax matters with respect to the transactions contemplated in this Agreement.

Section 4. Miscellaneous.

(a) Amendments. This Agreement may be amended or modified only by a written instrument executed by the parties hereto.

(b) Governing Law. This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing conflicts of law or choice of law principles.

(c) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(d) Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

(e) Successor and Assigns. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

(f) Further Assurances. Each party hereto agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required hereunder or by law, to effectuate the terms of this Agreement.

(signature page follows)

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

TRANSFEROR:

KW EXECUTIVE LOAN PARTNERS I LLC

By:	/s/ Mary L. Ricks
Name: Mary L. Ricks
Title: Manager

TRANSFEREE:

K-W PROPERTIES

By:	/s/ Barry S. Schlesinger
Name: Barry S. Schlesinger
Title: Vice President

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